Microsoft Word 11.0.8134;http://schemas.microsoft.com/office
/word/2003/wordml013fSUB ITEM 77Q1(a)


         Appendix A, dated July 24, 2007, to the Master Amended and Restated By-Laws for MFS Variable Insurance Trust, dated January 1, 2002 as revised June 23, 2004, and the Master Amended and Restated By-Laws for MFS Variable Insurance Trust, dated January 1, 2002 as revised June 23, 2004 and August 22, 2007, are contained in Post-Effective Amendment No 28 to the Registration Statement of MFS Series Trust XV (File Nos. 2-96738 and 811-4253), as filed with the Securities and Exchange Commission via EDGAR on August 24, 2007, under Rule 485 under the Securities Act of 1933. Such documents are incorporated herein by reference.

         Appendix A, dated December 18, 2007, to the Master Amended and Restated By-Laws for MFS Variable Insurance Trust, dated January 1, 2002 as revised June 23, 2004 and August 22, 2007, is contained in Post-Effective Amendment No. 26 to the Registration Statement of MFS Series Trust XI (File Nos. 33-68310 and 811-7992), as filed with the Securities and Exchange Commission via EDGAR on January 25, 2008, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

         An Amendment, dated July 31, 2007, to the Declaration of Trust, of MFS Institutional Trust terminated MFS Institutional International Research Equity Fund, as filed in Post-Effective Amendment No.28 to the Registration Statement of MFS Series Trust XI (File Nos. 33-37615 and 811-6174), as filed with the Securities and Exchange Commission via EDGAR on October 25, 2007, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.